Exhibit 10.2

AMENDMENT NO. 1
TO ASSET PURCHASE AGREEMENT

This Amendment No. 1 to Asset Purchase Agreement (this “Amendment”) dated February 20, 2020, by and among RECORD TOWN, INC., a New York corporation, RECORD TOWN USA LLC, a Delaware limited liability company, RECORD TOWN UTAH LLC, a Utah limited liability Company, TRANS WORLD FL LLC, a Florida limited liability company, TRANS WORLD NEW YORK, LLC, a New York limited liability company, 2428392 INC., a Delaware corporation, TRANS WORLD ENTERTAINMENT CORPORATION, a New York corporation, and 2428391 ONTARIO INC. o/a SUNRISE RECORDS, an Ontario corporation, amends that certain Asset Purchase Agreement, dated as of January 23, 2020, by and between the parties to this Amendment (the “Original Agreement”).  Capitalized terms used but not defined in this Amendment have the meanings given to such terms in the Original Agreement, and all references to Sections herein are references to Sections of the Original Agreement, unless otherwise noted.

WHEREAS, in accordance with Section 10.10 of the Original Agreement, the Parties desire to amend the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	Amendments.

(a)	Section 1.1 shall be amended as follows:

i.	Replacing “$1,000,000” with “$1,300,000” in the definition of “Escrow Amount”.

ii.	Adding the following definitions:

1.	“Purchased Vendor Plans” has the meaning set forth in Section 2.1(j).”

2.	“Vendor Health Plan” has the meaning set forth in Section 2.1(j).”

iii.	Replacing “Section 6.5(c)” with “Section 2.1(j)” in the definition of “Vendor 401(k) Plan”.

(b)	Section 2.1 shall be amended as follows:

i.
Clause (e) shall be deleted in its entirety and restated as follows: “all furniture, fixtures, equipment (including servers and general ledger software), supplies and other tangible personal property of the Business (collectively, the “Tangible Personal Property”);”

ii.	by re-lettering clauses (j) and (k) as clauses (k) and (l), respectively, and adding a new clause (j) as follows:

“(j)          Vendor’s (i) qualified defined contribution retirement plan (the “Vendor 401(k) Plan”) and (ii) health, medical, dental, vision or prescription benefit plan (“Vendor Health Plan”), and in each case, the other assets attributable thereto (collectively, “Purchased Vendor Plans”);”

(c)	Clause (i) of Section 2.2 shall be deleted in its entirety and restated as follows:

“(i)          all Vendor Benefit Plans and trusts or other assets attributable thereto, other than the Purchased Vendor Plans;”

(d)	Clause (d) of Section 2.3 shall be deleted in its entirety and restated as follows:

“(d)          (i) from the Closing Time to the Closing Date, the aggregate amount of Vendor’s obligations with respect to compensation payable and benefits provided by Vendor to each Employee who becomes a Transferred Employee (the “Apportioned Employee Expenses”), (ii) all liabilities and obligations with respect to any Transferred Employee arising as a result of the employment, or termination of employment, of the Transferred Employee by Purchaser or an Affiliate of Purchaser after the Closing, and (iii) all liabilities or obligations relating to or arising out of the Purchased Vendor Plans as of and following the Closing Time in the case of Transferred Employees, provided, that Purchaser shall be obligated to provide health insurance continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and similar state Laws (“COBRA”), to any employee or former employee of Vendor or an Affiliate of Vendor who does not become a Transferred Employee, and their respective eligible dependents, provided further that the cost of all claims made under such COBRA coverage shall be at Vendor’s expense;”

(e)	Clause (d) of Section 2.4 is hereby deleted in its entirety and restated as follows:

“(d)          other than as set forth in Section 2.3(d), any liabilities or obligations relating to or arising out of (i) the Vendor Benefit Plans or all other compensation or benefit plans, programs or agreements that are sponsored, maintained or contributed to by Vendor or any Affiliate of Vendor, or with respect to which Vendor or any Affiliate of Vendor has any liability, (ii) the employment, or termination of employment, of (A) any Transferred Employee before the Closing Time (B) any Employee of Vendor or an Affiliate of Vendor who does not become a Transferred Employee or (C) any other former employee, current or former independent contractor or consultant of Vendor or an Affiliate of Vendor who does not become a Transferred Employee, (iii) workplace safety insurance or workers’ compensation claims of any Transferred Employee that relate to events occurring before the Closing Time, or (iv) the WARN Act and the NY WARN Act in respect of any Employee of Vendor who does not become a Transferred Employee;”

(f)	Section 2.5 is hereby deleted in its entirety and restated as follows:

“Section 2.5          Purchase Price

The aggregate purchase price for the Purchased Assets shall be $10,000,000 (the “Base Purchase Price”), subject to adjustment under Section 2.6(a) (as adjusted, the “Closing Date Purchase Price”), plus the assumption of the Assumed Liabilities. The following payments shall be made:

(a)          the Base Purchase Price less the Escrow Amount, shall be paid by Purchaser by wire transfer of immediately available funds to an account designated in writing by Vendor to Purchaser on the Closing Date;

(b)          (i) the Apportioned Payments, plus (ii) the In-Transit Check Payment Amount, plus (iii) any other amounts paid by Vendor at or following the Closing Time in respect of the Purchased Assets or Assumed Liabilities, which such amounts are submitted to Purchaser in writing no later than two Business Days prior to the Closing Date, plus (iv) the amount, if any, by which the Closing Date Purchase Price exceeds the Base Purchase Price, minus (v) the amount, if any, by which the Closing Date Purchase Price is less than the Base Purchase Price, shall be paid by Purchaser by wire transfer of immediately available funds to an account designated in writing by Vendor to Purchaser on the Closing Date; and

(c)          the Escrow Amount shall be deposited by Purchaser by wire transfer of immediately available funds into an account designated by the Escrow Agent and shall be held and distributed in accordance with the terms of the Escrow Agreement to satisfy (i) any adjustments to the Closing Date Purchase Price in favor of Purchaser under Section 2.6(b), (ii) amounts payable under Section 6.5(c) and (iii) any and all claims made by Purchaser or any other Purchaser Indemnified Party against Vendor under Article 8.”

(g)	Clause (c)(vi) of Section 2.6 is hereby amended by replacing all references to “$500,000” with “$800,000”.

(h)	Clause (b) of Section 3.3 is hereby deleted in its entirety and restated as follows:

“(b)          the amounts set forth in Section 2.5(a) and Section 2.5(b) by wire          transfer of immediately available funds;”

2.	Severability.	If any term or provision of this Amendment is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Amendment or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transaction be consummated as originally contemplated to the greatest extent possible.

3.	Effect of this Amendment.	The Original Agreement as amended by this Amendment remains in full force and effect.

4.	Governing Law.	This Amendment shall be construed in accordance with, and governed in all respect by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

5.	Counterparts.	This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

IN WITNESS WHEREOF, the Parties have duly executed this Amendment, each as of the date first written above.

RECORD TOWN, INC.
TRANS WORLD NEW YORK LLC
RECORD TOWN USA LLC
RECORD TOWN UTAH LLC
TRANS WORLD FL LLC

By:	/s/ Michael Feurer
Name: Michael Feurer
Title: Chief Executive Officer

TRANS WORLD ENTERTAINMENT CORPORATION

By:	/s/ Michael Feurer
Name: Michael Feurer
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

2428392 INC.

By:	/s/ Douglas Putnam
Name: Douglas Putnam
Title: President

2428391 ONTARIO INC. o/a SUNRISE RECORDS

By:	/s/ Douglas Putnam
Name: Douglas Putnam
Title: President

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]